EXHIBIT 10.9

THIS AMENDMENT AGREEMENT TO A CERTAIN PARTIAL ASSIGNMENT OF RIGHTS AND DUTIES AGREEMENT APICOA01-032/2013 IS ENTERED INTO BY AND BETWEEN ADMINISTRACIÓN PORTUARIA INTEGRAL DE COATZACOALCOS S.A. DE C.V., HEREIN REPRESENTED BY DR. OVIDIO NOVAL NICOLAU, IN HIS CAPACITY AS CHIEF EXECUTIVE OFFICER, PARTY OF THE FIRST PART, AND INNOPHOS FOSFATADOS DE MÉXICO, S. DE R.L. DE C.V., HEREIN REPRESENTED BY HECTOR LUIS SERRANO SAUCEDO, ESQ., IN HIS CAPACITY AS LEGAL ATTORNEY-IN-FACT, PARTY OF THE SECOND PART, HEREINAFTER AND FOR THE PURPOSE OF THIS AGREEMENT REFERRED TO AS API AND INNOPHOS, RESPECTIVELY, IN ACCORDANCE WITH THE FOLLOWING ANTECEDENTS, REPRESENTATIONS AND ARTICLES:

A N T E C E D E N T S

1.- Agreement. The Concession Title dated October 15, 1993 granted by the Federal Government to INNOPHOS was replaced with the Partial Assignment of Rights and Duties Agreement executed between API and INNOPHOS on November 1, 2012 and registered with the Directorate General of Ports with number APICOA01-032/2013 (“THE AGREEMENT”), whereby API assigned the rights and duties to use and harness a surface of federal maritime zone to build, use and harness infrastructure in order to operate and operate a load port terminal for public use, the property of the Federal Government, to store and handle liquid and solid bulk products.

2.- Assigned Area. The assigned area in THE AGREEMENT is comprised of a total surface area of 83,434.50 square meters of federal zone, with a waterfront of 483.00 meters, composed of 4,830.00 square meters public land and 78,604.50 square meters of water area comprised of a wharf of 5,705.18 square meters, the property of the Federal Government, and 72,899.32 square meters of surface area facing water.

However, it was agreed in Antecedent 5 of THE AGREEMENT that the other strip measuring 10 meters wide INNOPHOS made use of under the initial Concession Title, equivalent to 4,830 square meters of federal maritime zone, was not included in the surface of the “assigned area” in THE AGREEMENT, and that it would subsequently be straightened up based on an enquiry to be made with competent authorities, for these authorities to determine the use and harnessing of that surface. Once that had been agreed, the parties bound themselves to amend the AGREEMENT.

Through document in writing DGCZ/346/2014 issued on November 13, 2014 (EXHIBIT I) a request to the Directorate General of Ports for an opinion was reiterated, which opinion related to inserting the strip measuring 10 meters wide of maritime federal zone (4,830 m2) in THE AGREEMENT. Through official communication number 7.3.-1059.15 that same Directorate answered on April 13 2015 and mentioned that no objection existed as to executing the applicable amendment agreement to include that assigned area into the surface area. (EXHIBIT II)

3.- Amendment Agreement due to Onlap.- On February 13, 2014, API and INNOPHOS executed an amendment agreement to delimit and update all the ASSIGNED AREA for INNOPHOS due to the onlap between the water areas assigned to AGRO NITROGENADOS and INNOPHOS, at the Port Facilities in Laguna de Pajaritos, specifying the total and correct surface area of assigned area included in THE AGREEMENT (effective on the day that AMENDMENT AGREEMENT was signed), and now being comprised as follows: a total surface area of 77,420.92 square meters of federal zone, with a waterfront of 483.00 meters comprised of 4,830.00 square meters of public land, and 72,590.92 square meters of water area composed of: a) a wharf of 5,705.18 square meters, the property of the Federal Government, and b) 66,885.74 square meters of water area to be used for operation in the Laguna de Pajaritos, the jurisdiction of the Port of Coatzacoalcos, Veracruz. That amendment agreement was registered with the Directorate General of Ports with number APICOA01-032/2013. M1.

In view of said amendment, the parties agreed in that same agreement to take into consideration said surface area when adjusting payment of CONSIDERATION, in accordance with a clarification to be requested from INDAABIN in regard to an appraisal issued in Opinion G-5437- VER, sequence number 05-11-0888, specifically related to the value per square meter applicable to the water area. Consequently, through official communication GCC/228/14 (EXHIBIT (III) API requested INDAABIN the applicable clarification. With document in writing DGAA/122/2015 said Institute answered and mentioned that due to the period already elapsed the request for clarification was not justified any more. (EXHIBIT IV)

Therefore, THE AGREEMENT needs to be amended to agree on the terms and articles based on which it must be straightened up: a) to include the strip measuring 10 meters of federal maritime zone (4,830 m2); and b) adjust or change the consideration, due to inclusion of the above-mentioned strip and the reduction of the water area (portion of assigned area) arising from the onlap that took place with AGRONITROGENADOS, according to the agreement mentioned in Antecedent 3 hereof.

R E P R E S E N T A T I O N S

1.-    API represents that:

1.	Capacity. It has been duly evidenced and detailed in THE AGREEMENT.

1.
Representation. Dr. Ovidio Noval Nicolau is its Chief Executive Officer, and has sufficient power to deliver this agreement, which power has not been revoked nor amended in any manner whatsoever, as evidenced in notarial instrument No. 12,963, dated August 1, 2013, executed in the presence of and certified by Fidel Gómez Rodríguez, Esq., Notary Public number 18 in and for this city of Coatzacoalcos, Veracruz, and registered in a final manner in the Public Registry of Property and Commerce in Coatzacoalcos, Veracruz, under electronic commercial folio number 10484*21 on August 2, 2013.

2.
Concession. It holds a concession granted by the Federal Government, through the Ministry of Communications and Transportation (SCT), to Administración Integral del Puerto de Coatzacoalcos, Ver., as published in the Federal Official Gazette on November 21, 1994. In addition, through the Second Addendum to Concession Title for Administración Portuaria Integral del Puerto de Coatzacoalcos, granted to API, as published in the Federal Official Gazette on November 5, 2008, the Federal Government, through SCT, performed amendments, including, Condition One of said Concession Title, to also grant a concession for Management of the Port Premises in Laguna de Pajaritos, Veracruz.

3.	Address. For the purpose of this agreement API states its address at: Interior del Recinto Fiscal s/n, colonia Centro, Coatzacoalcos, Veracruz. C.P. 96400.

2.- INNOPHOS represents that:

2.1	Capacity. Capacity duly proven in THE AGREEMENT, as a business company incorporated under Mexican laws..

2.2
Representation.- Mr. Héctor Luis Serrano Saucedo, Esq. is the attorney-in-fact of INNOPHOS, as evidenced in notarial instrument number 25,368 dated February 23, 2008, and executed in the presence of and certified by Arturo Talavera Autrique, Esq., Notary Public number 122 in and for the Federal District, and registered in the Public Registry of Property and Commerce in the Federal District, under Commercial Folio 103,384 on July 30, 2008 in Mexico, City, whereby Mr. Serrano was granted the power to execute this agreement, which power has not been revoked nor amended in any manner whatsoever, and which power is sufficient to sign this agreement and is attached as EXHIBIT TWELVE BIS to THE AGREEMENT

2.3	Address.- For the purpose of THE AGREEMENT and this AMENDMENT AGREEMENT, INNOPHOS states its address at Domicilio Conocido S/N, Complejo Industrial Pajaritos, Coatzacoalcos, Veracruz, C.P. 96384.

3.	The parties represent that:

3.1	Capacity. They mutually acknowledge the capacity they appear herewith and the statements in the antecedents hereof.

3.2	Fulfillment of the articles of THE AGREEMENT. INNOPHOS has met the articles and obligations set forth in THE AGREEMENT and the Amendment Agreement provided for in Antecedent 3 hereof.

3.3    Purpose and Aim of this Amendment Agreement. The purpose of this agreement is as follows:

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To include a strip measuring 10 meters wide and 483 meters of federal zone that still remained to be defined in THE AGREEMENT, based on official communication 7.3.-1059.15 dated April 13, 2015, issued by Alejandro Hernández Cervantes, Esq., Director General of Ports; that specifically is equal to adding 4,830 square meters to the assigned area, therefore that area, beginning on the day this Agreement is signed, is of: 82,250.92 m2 as TOTAL ASSIGNED AREA.

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Consequently, to consider that surface to adjust payment of CONSIDERATION made by INNOPHOS, with retroactive effect to the day when THE AGREEMENT was initially signed on November 1, 2012, in accordance with Antecedent number 5 of THE AGREEMENT. That adjustment will be performed in accordance with Determination of consideration by adding an area attached as EXHIBIT V hereto.

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In the absence of an accurate answer or clarification by INDAABIN regarding the value per square meter in the water area that comprises the assigned area; following article TWO of the amendment agreement mentioned in antecedent number 3 hereof (APICOA01-032/2013. M1.), in order to determine the consideration value of ASSIGNED AREA, the parties decide and agree to consider the square meter value of the water area, with the same value as the land area assigned in appraisal attached as exhibit sixteen to the original AGREEMENT.

Change of amount of CONSIDERATION due to reduction in assigned area originated from onlap in water area (6,013.58 of maritime zone) with firm Agro Nitrogenados, SA de C.V. is hereby straightened up with retroactive effect to February 13, 2014, as detailed in Determination of consideration due to reduction in water area, the matter of onlap (EXHIBIT V);

In view of the foregoing, API and INNOPHOS agree with the following:

A R T I C L E S

ARTICLE ONE. Amendment of MEANING OF ASSIGNED AREA. API and INNOPHOS agree to amend, in the DEFINITIONS section, the meaning of ASSIGNED AREA for the purpose of the AGREEMENT, in accordance with the following terms:

ASSIGNED AREA: Surface of the federal maritime zones delimited and specified in plan attached as EXHIBIT TWO TER hereto called API-COA-P-05-16, and granted to INNOPHOS for it to use and harness a total surface of 82,250.92 square meters of federal zone, with a waterfront of 483.00 meters comprised of 9,660 square meters of public land and 72,590.92 square meters of water area composed of: a) a wharf of 5,705.18 square meters, the property of the Federal Government, and b) 66,885.74 square meters of area facing water used for the operation in Laguna de Pajaritos, jurisdiction of the Port of Coatzacoalcos, Veracruz, to operate and make use of port premises specialized in load for public use, the property of the Federal Government, to store and handle liquid and solid bulk products.

Through this amendment agreement, API acknowledges that the width of strip of public land changes from 10 meters to 20 meters.

ARTICLE TWO.- Consideration adjustment: Deriving from amendment of the ASSIGNED AREA, both from adding 4,830 square meters of public land, and adjusting the assigned area due to onlap, which amendment was straightened up in agreement mentioned in antecedent number 3 hereof (APICOA01-032/2013. M1.); the parties decide and agree to adjust the consideration amount, in accordance with details included in EXHIBIT V attached hereto, whereof a balance payable by INNOPHOS results in the amount of ONE HUNDRED NINETEEN THOUSAND TWO HUNDRED FIVE PESOS AND 13/100, LEGAL TENDER OF MEXICO ($119,205.13) plus applicable V.A.T.

That balance shall be paid by INNOPHOS in one installment within 30 days following signature of this amendment agreement, and submittal by API of applicable invoice.

Both parties agree that once the amount set forth in the first paragraph of this article has been paid, total payment of the consideration from for assigned area under this amendment agreement shall be deemed as straightened up. API reserves no right or legal action, whether present or future, to claim from INNOPHOS, due to this consideration, any issue related to adjustments in assigned area as herein set forth.

As a consequence of adjustments mentioned in the first paragraph, and beginning in June, 2016, amount of the monthly consideration payable by INNOPHOS is adjusted to TWO HUNDRED SEVENTY-FOUR THOUSAND, SIX HUNDRED ELEVEN PESOS AND 78/100, LEGAL TENDER OF MEXICO ($274,611.78), which consideration shall be paid and adjusted under what is provided in THE AGREEMENT.

ARTICLE THREE. Addition of article Twenty-Nine Bis: As a consequence of the adjustments, both in addition of AREA and in the consideration due to reduction of assigned area of THE AGREEMENT due to onlap, inclusion of article Twenty-Nine Bis, related with the CONSIDERATION is justified, in accordance with the following terms:

“TWENTY-NINE BIS. In view of amendments made in ASSIGNED AREA, both in amendment agreement number APICOA01-032/2013. M1., and in this agreement, the parties bind themselves to deem THE AGREEMENT is subject to the ASSIGNED AREA as defined in this Amendment Agreement; therefore, beginning on the date following the day this agreement is signed, Payment for the CONSIDERATION to be made by INNOPHOS shall be subject to the surface herein defined, that is, June 1, 2016, and for all purposes of the AGREEMENT, the parties agree to fulfill and observe as ASSIGNED AREA that provided in article One of this amendment agreement, and as detailed in plan API-COA-P-05-16 (EXHIBIT TWO TER)

ARTICLE FOUR. Binding Effect. This legal instrument is an integral part as to THE AGREEMENT APICOA01-032/2013, dated November 1, 2012, and all articles and obligations provided therein remain in effect, except for those contravening the changes agreed upon in this amendment agreement. The parties mutually acknowledge the binding effect of THE AGREEMENT, the Amendment Agreement APICOA01-032/2013. M1., and the provisions in this AMENDMENT AGREEMENT beginning on the day it is executed.

Having been duly informed of the scope of this agreement, the parties sign it in agreement and in triplicate in the city and port of Coatzacoalcos, Veracruz, on May 31, 2016.

BY ADMINISTRACIÓN PORTUARIA INTEGRAL DE COATZACOALCOS S.A. DE C.V.	BY INNOPHOS FOSFATADOS DE MÉXICO, S. DE R.L. DE C.V.
/s/ Ovidio Noval Nicolau DR. OVIDIO NOVAL NICOLAU Chief Executive Officer	/s/ Hector Luis Serrano Saucedo HECTOR LUIS SERRANO SAUCEDO, ESQ. Legal Attorney-in-Fact